UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): December 16, 2013

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 16th Floor Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2013 Long-Term Incentive Plan

On December 16, 2013, InspireMD, Inc. (the “Company”) held its 2013 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “2013 Plan”). The 2013 Plan had been previously adopted by the Company’s board of directors (the “Board”), subject to stockholder approval, and is described in the Company’s definitive proxy statement for the annual meeting.

The purpose of the 2013 Plan is to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in the Company’s development and financial success. The 2013 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem. The 2013 Plan is administered by the Company’s compensation committee. A total of 5,000,000 shares of common stock are reserved for awards under the 2013 Plan.

The 2013 Plan is intended serve as an “umbrella” plan for the Company and its subsidiaries worldwide. Therefore, if so required, appendices may be added to the 2013 Plan in order to accommodate local regulations that do not correspond to the scope of the 2013 Plan. Attached as Appendix A to the 2013 Plan is the InspireMD, Inc. 2013 Employee Stock Incentive Plan (the “Israeli Appendix”), for the purpose of making grants of stock options, restricted stock, and other stock incentive awards pursuant to Sections 102 and 3(i) of the Israeli Income Tax Ordinance (New Version), 1961 to Israeli employees and officers and any other service providers or control holders of the Company who are subject to Israeli Income Tax.

Election of Class 2 Directors and Reduction of Board Size

As previously reported in the Company’s definitive proxy statement dated November 7, 2013 (the “2013 Proxy”), the term of the Company’s Class 2 directors, Michael Berman, Asher Holzer, Ph.D. and Eyal Weinstein, was scheduled to expire at the Annual Meeting and the Board (a) nominated Mr. Berman and James J. Loughlin, a Class 3 director, for election at the Annual Meeting as Class 2 directors and (b) reduced the size of the Board to seven members, effective immediately following the Annual Meeting. As such, each of Dr. Holzer and Mr. Weinstein ceased serving as members of the Board following the Annual Meeting.

In connection with the Annual Meeting, and effective immediately prior to the meeting, Mr. Loughlin resigned as a Class 3 member of the Board. At the Annual Meeting, Mr. Loughlin and Mr. Berman were each elected as a Class 2 member of the Board to serve for a term expiring at the Company’s 2016 annual meeting of stockholders.

For more information about the matters above, see the Company’s 2013 Proxy, the relevant portions of which are incorporated herein by reference. The description of the 2013 Plan above and such portions of the proxy statement are qualified in their entirety by reference to the full text of the 2013 Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following three proposals were submitted to the Company’s stockholders:

(1)	Election of two Class 2 directors to serve on the Board for a term of three years or until their successors are elected and qualified, for which the following are nominees: Michael Berman and James J. Loughlin.

(2)	Approval of the InspireMD, Inc. 2013 Long-Term Incentive Plan.

(3)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the six month transition period ending December 31, 2013.

For more information about the foregoing proposals, see the Company’s 2013 Proxy. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Election of two Class 2 directors to serve on the Board for a term of three years or until their successors are elected and qualified:

Director	For	Withheld	Broker Non-Votes
Michael Berman	14,216,636	5,514	13,742,630
James J. Loughlin	14,216,670	5,480	13,742,630

(2)	Approval of the InspireMD, Inc. 2013 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
14,040,120	161,594	20,436	13,742,630

(3)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the six month transition period ending December 31, 2013:

For	Against	Abstain
26,147,991	1,772,948	43,841

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	InspireMD, Inc. 2013 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: December 20, 2013	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	InspireMD, Inc. 2013 Long-Term Incentive Plan.